Exhibit 10.5

MALEX, INC.

Lock Up Agreement

The undersigned hereby agrees that for a period (the “Restricted Sales Period”) commencing on the date hereof and expiring on the first to occur of (i) twenty seven (27) months from the date hereof or (ii) the Restriction Termination Date, as defined in the Securities Purchase Agreement dated as of November 13, 2007, between Malex, Inc. (the “Company”), Barron Partners, LP and the other investors named therein, the undersigned will not, directly or indirectly, sell, agree or offer to sell or grant an option for the sale of any shares (including shares of the Company’s Common Stock issued pursuant to stock option or long-term incentive plans) of the Common Stock of in the public market. Without limiting the generality of the foregoing, the undersigned hereby agrees not to directly or indirectly offer to sell, grant an option for the purchase or sale of, transfer, pledge assign, hypothecate, distribute or otherwise encumber or dispose of any securities in the Company in a transaction which is not in the public market unless the transferee first agrees to be bound by the provisions of this Agreement. The restrictions in this Agreement shall not apply to shares issued pursuant to a stock option or long-term incentive plans which may be approved by the Compensation Committee provided that such committee is comprised of a majority of independent directors. Notwithstanding the foregoing, if, and only if, the undersigned is director and not an executive officer of the Company and shall cease to be a director for any reason, the undersigned may sell not more than a total of 50,000 shares of Common Stock in the public market during the Restricted Sales Period.

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of any of the securities of the Company registered in the name of the undersigned or beneficially owned by the undersigned.

Dated: November 13, 2007

By:	/s/ Wu Jian Hua
Name:	Wu Jian Hua
Title:	Chief Executive Officer